r77q1e.txt


INVESTMENT ADVISORY CONTRACT

PIMCO MANAGED ACCOUNTS TRUST
840 Newport Center Drive
Newport Beach, California 92660

September 5, 2014

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

Dear Sirs:

This contract dated September 5, 2014 (the "Contract") is between PIMCO Managed Accounts Trust (the "Trust"), a
Massachusetts business trust, and Pacific Investment
Management Company LLC (the "Adviser" or "PIMCO"), a Delaware limited liability company. This Contract will confirm the agreement between the Trust and the Adviser as follows:

1. The Trust is an open-end investment company which has separate investment portfolios. This Contract shall apply to these portfolios of the Trust listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended or supplemented from time to time, including to add or remove portfolios (such portfolios as listed on Exhibit A from time to time, the "Portfolios"). Separate classes of shares of beneficial interest in the Trust ("Shares") may be offered to investors in each Portfolio.
The Trust engages in the business of investing and reinvesting the assets of each Portfolio in the manner and in accordance with the investment objective(s), policies and restrictions applicable to that Portfolio as specified in the currently effective Prospectus (such Prospectus is hereafter referred to as the "Prospectus") and Statement of Additional Information (such Statement of Information is hereafter referred to as the "Statement of Additional Information") for the Trust included in its registration statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment
Company Act of 1940, as amended (together with the rules and regulations thereunder, the "1940 Act"), and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to those documents shall be furnished to the Adviser promptly.
Pursuant to a Distribution Contract, dated September 5,
2014, as may be amended from time to time, between the Trust and the Trust's principal underwriter (the "Distributor"), the Trust has employed the Distributor to serve as principal underwriter for the Shares. Pursuant to a Supervision and Administration Agreement, dated
September 5, 2014, as may be amended from time to time, between the Trust and the Adviser, the Trust has also retained the Adviser, in its capacity as the Trust's administrator, to provide the Portfolios with supervisory, administrative and other services.

2. The Trust hereby appoints PIMCO as the Adviser to provide the investment advisory services with respect to the Portfolios for the period and on the terms set forth in this Contract, as amended or supplemented from time to time.
The Adviser accepts such appointment and agrees during such period to render the services herein set forth for the compensation (if any) herein provided.

3. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Contract and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Contract.
The Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall a Portfolio be responsible for any additional fees or expenses hereunder as a result.

(b) The Adviser shall not be obligated to pay any expenses of or for the Trust or the Portfolios not expressly agreed to by the Adviser under this Contract or otherwise in writing. Without limiting the generality of the foregoing, the Trust and the applicable Portfolio(s) (and not the Adviser) shall be solely responsible for the following fees and expenses unless otherwise agreed to outside of this Contract: salaries and other compensation or expenses, including travel expenses, of any of the Trust's executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of the Adviser or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Trust or any of its Portfolios; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by a Portfolio of reverse repurchase agreements, tender option bonds, bank borrowings and credit facilities; expenses of all audits by the Trust's independent public accountants;
the Trust's ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Massachusetts business trust registered as an open-end management investment company; association membership dues;
expenses of the Trust's custodial services, including any recordkeeping services provided by the custodian; expenses of the Trust's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services; costs and/or fees, including legal fees, incident to meetings of the Trust's shareholders, the preparation, printing and mailings of prospectuses, notices and proxy statements and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the expenses of issuing, redeeming, registering and qualifying for sale, Shares with federal and state securities authorities; costs of printing certificates representing Shares of the Portfolios, if any; fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates; the Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act and other insurance premiums; brokerage fees and commissions, and other portfolio transaction expenses incurred for any of the Portfolios; organizational and offering expenses of the Trust and the Portfolios and any expenses which are capitalized in accordance with generally accepted accounting principles; and extraordinary expenses, including extraordinary legal expenses, as may arise including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto. Notwithstanding the foregoing, the Trust may enter into a separate agreement, which shall be controlling over this Contract, as amended, pursuant to which some or all of the foregoing expenses of this Section 3(b) shall be the responsibility of the other party or parties to that agreement. As such, the Adviser or an affiliate may bear some or all of the foregoing expenses under the terms of one or more other agreements.

4. (a) The Adviser shall provide to the Trust investment guidance and policy direction in connection with the management of the Portfolios, including oral and written research, analysis, advice, and statistical and economic data and information.

Consistent with the investment objective(s), policies and restrictions applicable to the Trust and the Portfolios, the Adviser will determine the securities and other assets to be purchased or sold or the other techniques to be utilized (including, but not limited to, the incurrence of leverage and securities lending) by each Portfolio and will determine what portion of each Portfolio shall be invested in securities or other assets, and what portion, if any, should be held uninvested.

The Trust will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Adviser. It is understood that the Adviser will not, to the extent inconsistent with applicable law, use any material nonpublic information pertinent to investment decisions undertaken in connection with this Contract that may be in its possession or in the possession of any of its affiliates.

(b) As manager of the assets of the Portfolios, the Adviser shall make investments for the account of the Portfolios in accordance with the Adviser's best judgment and within the investment objective(s), policies and restrictions set forth in the Prospectus, the 1940 Act, any applicable SEC exemptive relief, no-action letters or other guidance, and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies, subject to policy decisions adopted by the Trust's Board of Trustees.

(c) The Adviser shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Trust and its Portfolios and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

(d) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other of its clients, the Adviser, to the extent permitted by applicable law, may, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to seek to obtain the best execution of the order or lower brokerage commissions or other transaction costs, if any. The Adviser may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

(e) The Adviser may cause a Portfolio to pay a broker which provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Adviser's overall responsibilities to the Trust and any other of the Adviser's clients.

(f) The Adviser may itself, or may cause a Portfolio to, commence, join in, consent to or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, liquidation or readjustment of the finances of any person or the securities or other property thereof, and to deposit any securities or other property with any protective, reorganization or similar committee. Without limiting the generality of the foregoing, the Adviser may represent a Portfolio on a creditors' (or similar) committee.

(g) The Adviser shall have sole authority to exercise whatever powers the Trust may possess with respect to any of the assets of a Portfolio, including, but not limited to, the right to vote proxies, the power to exercise rights, options, warrants, conversion privileges and redemption privileges, and to tender securities pursuant to a tender offer.

5. The Adviser shall give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Contract. The Adviser may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Adviser's undertaking to render these services under this Contract, the Trust agrees that neither the Adviser nor its members, officers, directors or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Contract, except by reason of willful misfeasance, bad faith or gross negligence in performance of the Adviser's duties, or by reason of reckless disregard of the Adviser's obligations and duties hereunder.

6. (a) In consideration of the services to be rendered by the Adviser under this Contract, each Portfolio of the Trust shall pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time and in the manner set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio, as applicable, during the preceding month, at the annual rates provided for in Exhibit A, as such Exhibit A may be amended from time to time. It is understood that the fee rate payable by a Portfolio hereunder may be 0.00%, such that the Adviser agrees to provide the services hereunder to such Portfolio for no compensation. The average daily value of the net assets of a Portfolio shall be determined by taking an average of all the determinations of such amount during such month at the close of business on each business day during such month while this Contract is in effect.
Such fee, if any, shall be payable for each month within 5 business days after the end of such month.

If the fees (if any) payable to the Adviser pursuant to this paragraph 6 with respect to a Portfolio begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees payable by the Portfolio for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be pro-rated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of this Contract, a "business day" is any day a Portfolio is open for business or as otherwise provided in the Trust's Prospectus.

In the event that the Adviser has agreed to a fee waiver or an expense limitation or reimbursement arrangement with a Portfolio, subject to such terms and conditions as the Adviser and the Trust may set forth in such agreement, the compensation due the Adviser hereunder (if any) shall be reduced, and, if necessary, the Adviser shall bear expenses with respect to the Portfolio, to the extent required by such fee waiver or expense limitation or reimbursement arrangement.

7. The Adviser agrees that it shall promptly notify the Trust in the event (i) that the SEC has censured the Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Adviser further agrees to notify the Trust promptly of any material fact known to the Adviser that is not contained in the Registration Statement, Prospectus or Statement of Additional Information for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

8. (a) This Contract shall take effect as to each Portfolio as of the close of business on the date indicated above (and, with respect to any amendment, or with respect to any additional Portfolio, the date of the amendment or supplement hereto), and shall remain in effect, unless sooner terminated as provided herein, for one year from such date (or, with respect to any additional Portfolio, for two years from the date of the supplement), and shall continue thereafter on an annual basis with respect to such Portfolio provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Portfolio or by the Trust's Board of Trustees;
and (ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party; provided, however, that if the continuance of this Contract is submitted to the shareholders of a Portfolio for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Adviser may continue to serve hereunder with respect to such Portfolio in a manner consistent with the 1940 Act.
This Contract may not be materially amended with respect to a Portfolio or Portfolios without a vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the pertinent Portfolio or Portfolios. Exhibit A may be amended from time to time to add new Portfolios without a vote of any shareholders.

(b) This Contract may be terminated with respect to a Portfolio or class of Shares at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio or class or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).
9. The services of the Adviser to each Portfolio under this Contract are not to be deemed exclusive as to the Adviser, and the Adviser will be free to render similar services to other investment companies and other clients. Except to the extent necessary to perform the Adviser's obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

10. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust or any Portfolio in any way or otherwise be deemed its agent.

11. It is understood that the names "Pacific Investment Management Company LLC" or "PIMCO" or any derivative thereof or logo associated with those names and other servicemarks and trademarks owned by the Adviser or its affiliates are the valuable property of the Adviser and its affiliates, and that the Trust and/or the Portfolios may use such names (or derivatives or logos) only as permitted by the Adviser.

12. This Contract shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder, or the Commodity Exchange Act, or any rule or order of the Commodity Futures Trading
Commission thereunder.

13. A copy of the Amended and Restated Agreement and Declaration of Trust of the Trust, as amended from time to time, is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust and each Portfolio by an officer of the Trust in his or her capacity as an officer and not individually and that the obligations imposed on the Trust and each Portfolio by this Contract are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust or the relevant Portfolio, as applicable.

14. This Contract may be executed in one or more counterparts, each of which shall be deemed to be an original.


(Remainder of page left intentionally blank.)

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                Very truly yours,

                                PIMCO MANAGED ACCOUNTS TRUST

                                By: ________________________
                                Title: President & Chief Executive
					Officer

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By: ________________________________
Title:

EXHIBIT A

(As of September 5, 2014)
PIMCO Managed Accounts Trust

					Investment
Portfolio				Advisory Fee
------------------------------- 	------------
Fixed Income SHares:  Series C		0.00%
Fixed Income SHares:  Series LD		0.00%
Fixed Income SHares:  Series M		0.00%
Fixed Income SHares:  Series R		0.00%
Fixed income SHares:  Series TE		0.00%